                      REVOLVING LOAN AND SECURITY AGREEMENT

                                     BETWEEN

                                  COMPASS BANK

                                       as

                                     Lender

                                       and

                     DIVERSIFIED CORPORATE RESOURCES, INC.,

                         MANAGEMENT ALLIANCE CORPORATION

                      INFORMATION SYSTEMS CONSULTING CORP.

                              TEXCEL SERVICES, INC.

                            TRAIN INTERNATIONAL, INC.

                                       and

                 GEIER ASSESSMENT AND PERFORMANCE SYSTEMS, INC.

                                       as

                                    Borrowers


                                  July 8, 1999

                                TABLE OF CONTENTS

SECTION 1.     Definitions __________________________________________________  1

SECTION 2.     Borrowers' Representations, Warranties
               and Covenants ________________________________________________  5

SECTION 3.     Bank's Agreement to Make Loans _______________________________  9

SECTION 4.     Inspection of Records; Further Assurance _____________________ 11

SECTION 5.     Security Interest of Bank in Collateral ______________________ 11

SECTION 6.     Collection of Accounts _______________________________________ 12

SECTION 7.     Affirmative Covenants ________________________________________ 14

SECTION 8.     Negative Covenants ___________________________________________ 16

SECTION 9.     Events of Default; Acceleration ______________________________ 17

SECTION 10.    Power of Sell or Collect Collateral; Remedies
               Cumulative ___________________________________________________ 19

SECTION 11.    Deposits _____________________________________________________ 20

SECTION 12.    Waivers ______________________________________________________ 21

SECTION 13.    Expenses; Proceeds of Collateral _____________________________ 21

SECTION 14.    Durable; Extension ___________________________________________ 22

SECTION 15.    General ______________________________________________________ 22

EXHIBITS

Exhibit A         Offices and Other Locations of Borrowers
Exhibit B         Actions, Suits & Proceedings
Exhibit C         Schedule of Certain Indebtedness and Leases

                                       (i)

                           LOAN AND SECURITY AGREEMENT

         THIS LOAN AND SECURITY AGREEMENT ("Agreement") is executed this 8th day of July, 1999, by and among DIVERSIFIED CORPORATE RESOURCES, INC., MANAGEMENT ALLIANCE CORPORATION, INFORMATION SYSTEMS CONSULTING CORP., TRAIN INTERNATIONAL, INC. and GEIER ASSESSMENT AND PERFORMANCE SYSTEMS, INC. each a Texas corporation, and TEXCEL SERVICES, INC., a Pennsylvania corporation ("Borrowers") and COMPASS BANK, a Texas state chartered banking institution ("Bank"). The Borrowers have applied to the Bank for a revolving line of credit (the "Revolving Line") not to exceed an aggregate principal amount at any one time outstanding in the sum of Four Million Five Hundred Thousand and No/100 Dollars ($4,500,000.00) to be evidenced by a Revolving Promissory Note of even date herewith (the "Note") in such amount, such extension of credit to be secured by a security interest in all of the Collateral (as hereinafter defined) now owned or hereafter acquired by the Borrowers on the terms hereinafter set forth.

         The Bank is willing to extend credit under the Revolving Line to the Borrowers up to aggregate amounts not in excess of the sum set forth above and upon the security of such Collateral on the terms and subject to the conditions hereinafter set forth.

                               A G R E E M E N T:

         NOW, THEREFORE, in consideration of the premises, the credit to be extended hereunder, the mutual agreements of the parties as set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

         SECTION 1.  DEFINITIONS.

         1.1 "ACCOUNT" and "ACCOUNT RECEIVABLE" shall include accounts, accounts receivable, notes, notes receivable, rental agreements and other rights to collect rent, contract rights, drafts, acceptances, instruments, chattel paper, general intangibles, and other forms of obligation or rights to payment and receivables, whether or not yet earned by performance, including state and federal tax refunds.

         1.2 "ACCOUNT DEBTOR" shall mean the party who is obligated on or under any Account or contract right.

         1.3 "BORROWERS' LOAN ACCOUNT" shall mean the account on the books of the Bank with respect to the Borrowers in which the Bank will separately record advances under the Revolving Line and other advances made by Bank to Borrowers pursuant to this Agreement, payments received thereon and other appropriate debits and credits as provided by this Agreement.

LOAN AND SECURITY AGREEMENT-PAGE 1

         1.4 "COLLATERAL" shall mean any and all personal, real or intangible property of the Borrowers in which the Bank acquired, now has, or by this Agreement or any other agreement acquires, or hereafter acquires a security interest or other rights or interests as security for the Borrowers' Liabilities, including, without limitation, Borrowers' obligations under this Agreement.

         1.5 "COMBINED BASIS" shall mean for accounting purposes, consolidating certain financial data of the Borrowers and their affiliates in the manner in which consolidated and consolidating financial statements are prepared under generally accepted accounting principles.

         1.6 "DEBT TO TANGIBLE NET WORTH RATIO" shall be defined as the ratio of (a) Borrowers' total Liabilities on a Combined Basis to (b) Borrowers' Tangible Net Worth on a Combined Basis, calculated in accordance with generally accepted accounting principles consistently applied as of the date hereof.

         1.7 "DEFAULT RATE" shall mean the lesser of the Maximum Rate and five percentage points (5%) in excess of the Compass Bank Index Rate.

         1.8 An "ELIGIBLE ACCOUNT" shall mean an Account which meets each of the following requirements, together with such other requirements as Bank may hereafter determine:

         (a) it arises from the sale of goods or from services rendered, such goods have been shipped or delivered to the Account Debtor under such Account and such services have been fully performed and have been accepted by the Account Debtor, and the applicable Borrowers' full right to payment for all sums due from such Account Debtor with respect to such Account shall have been earned and then be due and payable;

         (b) it is a valid and legally enforceable obligation of the Account Debtor thereunder according to its express terms, and is not subject to any offset, counterclaim, cross-claim, or other defense on the part of such Account Debtor denying liability thereunder in whole or in part;

         (c) it is not subject to any mortgage, lien, security interest, or similar adverse rights or interests whatsoever other than the security interest in favor of Bank hereunder;

         (d) it is evidenced by an invoice, dated not later than thirty days following the date of performance by Borrowers of all requirements for payment and having payment terms acceptable to the Bank which required payment no later than thirty (30) days following the invoice date, rendered to such Account Debtor, and is not evidenced by an instrument or chattel paper, except with respect to Permanent Placement Accounts, which shall have a due date no later than ten (10) days following the employee's commencement date and not later than forty-five (45) days following the invoice date;

LOAN AND SECURITY AGREEMENT-PAGE 2

         (e) it is not owing by an Account Debtor whose obligations the Bank, acting in its sole discretion, shall have notified the applicable Borrowers are not deemed to constitute an Eligible Account;

         (f) it is not due from an affiliated corporation or entity, subsidiary corporation or entity, parent corporation or entity, stockholder, officer, director or employee of any Borrowers or any such affiliate, subsidiary, or parent corporation or entity; or any individual or entity affiliated or related to any of the foregoing, whether by blood, marriage, or otherwise;

         (g) it does not constitute retainages or deferred payments under a contract not fully performed;

         (h) it does not constitute, in whole or in part, interest or finance charges on outstanding balances;

         (i) it is an Account with respect to which no return, repossession, rejection, cancellation, or repudiation shall have occurred or have been threatened;

         (j) it is an Account with respect to which the applicable Borrowers continues to be in full conformity with the representations, warranties, and covenants of Borrowers made with respect thereto;

         (k) it is not subject to any sales terms, trial terms, sales-or-return terms, consignment terms, guaranteed sales performance or warranties or representations relating to minimum sales volume, C.O.D. terms, cash terms, or similar terms or conditions, except with respect to Permanent Placement Accounts, which shall have guaranties or warranties that extend no more than ninety (90) days following the commencement date of the employee;

         (l) it is not owed by an Account Debtor that is not an individual residing in the United States or a corporation or partnership organized and validly existing under the laws of a state within the United States, unless payment is secured by a letter of credit acceptable to Bank;

         (m) it is not an Account subject, in whole or in part, to any "bill and hold" or similar arrangement pursuant to which the invoice is delivered prior to the actual delivery of the sold or leased goods or the performance of the services;

         (n) it is not an Account with respect to which seventy-five (75) days or more shall have passed since the invoice date;

LOAN AND SECURITY AGREEMENT-PAGE 3

         (o) it is not owed by any Account Debtor who or which has at any time account balances with Borrowers on a Combined Basis equaling or exceeding twenty percent (20%) of its total accounts receivable at such time unpaid after seventy-five
             (75) days from invoice date, excluding retainage;

         (p) it is not an Account owed by an Account Debtor whose account balance exceeds twenty percent (20%) of the total of Borrowers' (on a Combined Basis) aggregate accounts receivable, except to the extent of the Eligible Accounts of such Account Debtor that do not exceed twenty percent (20%) of the total of Borrowers' aggregate accounts receivable, or except as expressly permitted from time to time by Bank in its sole discretion; and

         (q) it is not an Account as to which any Borrowers or any other party to such Account is in default or is likely to become in default in the performance or observance of any of the terms thereof.

         1.9 "INSOLVENCY" of any Borrowers or any other person or entity shall mean that there shall have occurred with respect to that person or entity one or more of the following events: death, dissolution, termination of existence, liquidation, insolvency, business failure, appointment of a receiver, liquidator, fiscal agent, or trustee of any part of the property of, assignment for the benefit of creditors by or against such person or entity, or institution of any action or proceeding with respect to such person or entity under or pursuant to any insolvency laws relating to the relief of debtors by or against any such person or entity, institution of proceedings in bankruptcy or with respect to the readjustment of indebtedness, reorganization, composition, or extension by or against such person or entity (including, without limitation, under or pursuant to the United States Bankruptcy Code, as amended, or under any similar law at any time enacted).

         1.10 "INTEREST COVERAGE RATIO" shall mean, for any period, the ratio of (i) Borrowers' Net Income on a Combined Basis during such period, to (ii) Borrowers' combined liabilities for interest accruing during such period, each calculated in accordance with generally accepted accounting principles consistently applied.

         1.11 "LIABILITIES" shall mean any and all liabilities, obligations, and indebtedness of any Borrowers to the Bank of every kind and description, direct or indirect, absolute or contingent, matured or unmatured, primary or secondary, whether as principal borrower or guarantor, liquidated or unliquidated, due or to become due, now existing or hereafter arising, and whether arising directly or acquired from others, regardless of how such Liabilities arise or by what agreement or instrument they may be evidenced or whether the foregoing Liabilities include obligations to perform acts and refrain from taking actions as well as obligations to pay money. Without limiting the foregoing, Liabilities specifically include Borrowers' obligations evidenced by the Note.

LOAN AND SECURITY AGREEMENT-PAGE 4

         1.12 "LOAN" shall mean the loan from Bank to Borrowers, executed this date, in the amount of the Note.

         1.13 "NET WORTH" shall mean Borrowers' net worth on a Combined Basis, calculated in accordance with generally accepted accounting principles consistently applied.

         1.14 "NOTE" shall mean the Revolving Promissory Note of even date herewith in the original principal amount of $4,500,000.00 executed by Borrowers for the benefit of Bank.

         1.15 "PERMANENT PLACEMENT ACCOUNT" shall mean an Account which arises from the placement of an employee with an employer with the expectation that the employment will continue indefinitely or until either the employer or employee wishes to sever the relationship.

         1.16 "PROCEEDS" shall mean all forms of payment received by or due to the applicable Borrowers from the collection of Accounts or performance of services or sale, lease, exchange, collection, or other disposition of inventory or other property constituting Collateral hereunder and any and all claims against any third party for loss or damage to any Collateral, including insurance claims, and further, without limiting the generality of the foregoing, Proceeds shall include all Accounts, checks, cash, money orders, drafts, chattel paper, instruments, notes, or other documents evidencing payment obligations to the applicable Borrowers for sale or exchange of Collateral.

         1.17 "TANGIBLE NET WORTH" shall mean Borrowers' Net Worth on a Combined Basis plus all debt of Borrowers on a Combined Basis to its subordinated creditors that are expressly and validly subordinated to the Liabilities pursuant to documents in form and substance acceptable to Bank, LESS (i) any and all loans and other advances to affiliates, subsidiaries, parent, employees, officers, stockholders, directors, or other related entities; (ii) notes, notes receivable, accounts, accounts receivable, inter-company receivable, and other amounts owing from another Borrowers, affiliates, subsidiaries, parent, employees, officers, stockholders, directors, or other related entities; (iii) treasury stock, good will, trademarks, trade names, patents, and deferred charges; and (iv) any and all other intangible assets; calculated in accordance with generally accepted accounting principles consistently applied.

         1.18 DEFINITIONS. Any terms used to describe Bank's security interest hereunder not specifically defined herein shall have the meaning and definition given those terms under the Texas Business and Commerce Code as in effect from time to time.

         SECTION 2.  BORROWERS' REPRESENTATIONS, WARRANTIES, AND COVENANTS.

         To induce the Bank to enter into this Agreement, the Borrowers represent, warrant, and covenant as follow:

         2.1 Each of Borrowers (a) is a duly organized corporation, which is validly existing and in good standing under the laws of the state of its incorporation, (b) is duly qualified and in

LOAN AND SECURITY AGREEMENT-PAGE 5
good standing (and will remain so qualified and in good standing) in every state in which it is doing business or in which the failure so to qualify would or could have an adverse effect on its business or properties or Bank, and (c) has all necessary corporate power and authority to own its assets and conduct its business as now conducted or presently proposed to be conducted.

         2.2 The execution, delivery, and performance hereof and of all other agreements or instruments contemplated hereby are within each of Borrowers' corporate powers, have been duly authorized, and are not in contravention of the law or the terms of Borrowers' articles of incorporation, bylaws, or other incorporation papers. The execution, delivery, and performance hereof and of all other agreements or instruments contemplated hereby are not in contravention of any indenture, agreement, or undertaking to which each of the Borrowers is a party or by which they or any of their properties is bound. This Agreement, the Note, and all other agreements and instruments executed by each of the Borrowers in connection herewith have been validly executed and delivered by each, as applicable, and constitute legal, valid, and binding obligations of Borrowers enforceable against it accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws at the time in effect affecting the rights of creditors generally.

         2.3 Except for the security interest granted hereby or by any other document executed in favor of Bank, the applicable Borrower is and, as to Accounts, Inventory, and Collateral arising or to be acquired after the date hereof, shall be the sole and exclusive owner of the Accounts, and each and every other item of Collateral free from any lien, security interest, or encumbrance, and each of the Borrowers shall defend its Accounts, and each and every other item of Collateral and all Proceeds and products thereof against all claims and demands of all persons at any time claiming the same or any interest therein adverse to the Bank.

         2.4 Each of Borrowers will promptly pay all taxes or charges levied on or with respect to the Collateral, and will at all times keep the Accounts, and each and every other item of Collateral free and clear of all liens, claims, charges, security interests, and encumbrances whatsoever, other than the security interest granted hereby or by any other document executed in favor of Bank. Each of Borrowers agrees to take all actions that the Bank may request to establish and maintain a valid security interest in the Accounts, and each and every other item of Collateral, free and clear of all other liens, claims, charges, security interests, and encumbrances whatsoever. If such taxes or other assessments remain unpaid after the date fixed for the payment of same, or if any lien, charge, claim, security interest, or encumbrance shall arise, or be claimed or asserted with respect to the Accounts, or any other item of Collateral, the Bank may, without notice to the Borrowers, pay such taxes, assessments, charges, or claims, and take any and all other actions (including the payment of money) deemed desirable by the Bank to remove any such lien, charge, claim, security interest, or encumbrance, and Borrowers agrees that the amounts thereof shall be charged to the Borrowers' Loan Account created hereby and shall bear interest at the rate of interest then borne by the Borrowers' obligations under the Note. Not withstanding the other provisions of this Section 2.4, nothing herein shall require the payment or discharge of any such taxes or assessments so long as the applicable Borrowers (a) shall, in good faith, and at its own expense, contest the same or the validity thereof by appropriate legal

LOAN AND SECURITY AGREEMENT-PAGE 6
proceedings diligently pursued; and (b) shall, at the Bank's option, post a bond or provide other security deemed equivalent by the Bank to cover or secure payment of such taxes or assessments.

         2.5 Each of Borrowers will not sell, transfer, lease, otherwise dispose of, or suffer to exist any lien, charge, claim, security interest, or encumbrance (except for those in favor of the Bank) with respect to any of the Collateral or any interest therein (or any of the Proceeds thereof, whether money, checks, money orders, drafts, notes, instruments, documents, chattel paper, Accounts, returns, or repossessions), without the Bank's prior written consent.

         2.6 At the time any Account becomes subject to a security interest in favor of the Bank, said Account shall be a good and valid Account representing an undisputed, bona fide indebtedness incurred by the Account Debtor named therein, for merchandise held subject to delivery instructions or theretofore shipped or delivered pursuant to a contract of sale, or for services theretofore performed by the applicable Borrower with or for said Account Debtor; there shall be no set-offs, counterclaims, or disputes against any such Account except as indicated in some written list, statement, or invoice furnished to the Bank with reference thereto; and the applicable Borrower shall be the lawful owner of all such Accounts and shall have good right to subject the same to a security interest in favor of Bank. No such Account shall be sold, assigned, or transferred to any person other than the Bank or in any way encumbered except to the Bank, and the applicable Borrower shall defend the same against the lawful claims and demands of all persons. If any Account shall be in violation of any one or more of the warranties expressed in this section, it shall not be deemed an Eligible Account for purposes of this Agreement.

         2.7 At the time Borrowers pledge, sell, assign, or transfer to the Bank any instrument, document of title, security, chattel paper, or other property, or any interest therein, the applicable Borrower shall be the lawful owner thereof and shall have good right to pledge, sell, assign, or transfer the same; none of such property shall have been pledged, sold, assigned, or transferred to any person other than the Bank or in any way encumbered, and the applicable Borrower shall defend the same against the lawful claims and demands of all persons.

         2.8 Set forth on EXHIBIT A is a list of each office of the Borrowers at which records of the Borrowers pertaining to Accounts are kept and of Borrowers' chief executive office. Borrowers shall give sixty (60) days advance written notice to Bank of any change in any such office or other location, and, prior to making such change, the Borrowers agree to execute any additional financing statements or other documents or notices that Bank may require.

         2.9 Subject to any limitations stated therein or in connection therewith, (a) all balance sheets, earnings statements, and other financial data which have been or may hereafter be furnished to the Bank to induce it to enter into this Agreement, or otherwise furnished in connection herewith, do or shall fairly represent the financial condition and results of operations of Borrowers (or other entity, as applicable), as of the dates and for the periods for which the same are furnished, in accordance with generally accepted accounting principles consistently applied, (b) all balance sheets, income statements and other financial data of the other Borrowers which have been or may hereafter be furnished to the Bank do or shall fairly represent the

LOAN AND SECURITY AGREEMENT-PAGE 7
financial condition of such Borrowers as of the date and for the period for which the same are furnished, and (c) all other information, reports, and other papers and data furnished to the Bank shall be accurate, as of the relevant date, and correct in all material respects and complete insofar as completeness may be necessary to give the Bank a true and accurate knowledge of the subject matter.

         2.10 Except as specifically disclosed by the Borrowers to the Bank in EXHIBIT B, there are no actions, suits, or proceedings pending or, to the knowledge of the Borrowers, threatened against the Borrowers at law, or in equity, or by or before any governmental department, commission, board, bureau, agency, or instrumentality, or any arbitrator, that are not at least eighty percent (80%) covered by insurance or which involve in the aggregate as to any one Borrower more than Twenty Five Thousand Dollars ($25,000.00).

         2.11 Borrowers are not engaged in the business of extending credit for the purpose of purchasing or carrying "margin" stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 221), as amended from time to time ("Regulation U"). Funds borrowed pursuant to this Agreement shall not be used for the purpose, whether immediate, incidental, or ultimate, of purchasing or carrying within the meaning of Regulation U, any "margin stock" as defined therein, except with Bank's prior written consent.

         2.12 Prior to the execution of this Agreement, each of the Borrowers is solvent, having assets of a value that exceeds the amount of its or his respective liabilities. Taking into consideration the considerable value of the Collateral securing the Liabilities directly incurred by Borrowers, and the satisfactory value of the rights of subrogation and contribution that each of Borrowers would enjoy in the event it is required to satisfy the obligations of another Borrower hereunder, each of Borrowers reasonably anticipates that it will be able to meet its debts as they mature. Borrowers have adequate capital to conduct the business in which they are engaged. The acceptance by Borrowers of advances hereunder shall be deemed to be a representation and warranty to Bank that each of Borrowers is solvent at the time of such advance, and otherwise that the representations and warranties of Borrowers in this Agreement are true and correct as if made again on the date of such advance.

         2.13 Neither this Agreement, nor any document, certificate, or statement furnished to the Bank by or on behalf of the Borrowers pursuant to or in connection with this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein and therein not misleading. There is no fact known to the Borrowers that materially and adversely affects, or will materially and adversely affect, the assets, business, operations, or condition of the Borrowers that has not been specifically set forth in this Agreement or otherwise disclosed by the Borrowers to the Bank in writing.

         2.14 Borrowers will give Bank thirty (30) days prior written notice of any change of any of Borrowers' name and will execute and deliver to Bank all financing statement amendments and other documents requested by Bank prior to such name change becoming effective.

LOAN AND SECURITY AGREEMENT-PAGE 8

         2.15 On or prior to September 30, 1999, Borrowers shall have taken all action necessary to ensure that the automated systems used by Borrowers that are material to its operation shall operate properly and process data accurately, including dates before, as of and after December 31, 1999 (collectively "Year 2000 Compliance"). Borrowers agree that upon the reasonable request of Lender, Borrowers will make its employees, consultants, premises, records and documentation available to Lender with respect to Borrowers' Year 2000 Compliance efforts.

         SECTION 3.  BANK'S AGREEMENT TO MAKE LOAN.

         3.1 Subject to the terms and conditions of this Agreement, and so long as no Event of Default or event which with notice or the passage of time would constitute an Event of Default, as defined below or under any other document or instrument executed in connection herewith shall have occurred or be continuing:

         (a) From the date hereof until June 30, 2000, or such future date to which the expiration date of the Note may be extended (the "Revolving Line Termination Date"), the Bank agrees to extend to Borrowers an open-end credit line on the basis of the following advance formula (such advance formula being hereinafter referred to as the "Borrowing Base"):

             (i) eighty percent (80%) of the value of Borrowers' Eligible Accounts, other than Eligible Accounts that are accounts for permanent placements, plus

             (ii) seventy percent (70%) of the value of Borrowers' Eligible
                  Accounts that are accounts for permanent placements.

                  provided, however, that in no event shall the aggregate sum of all advances made by the Bank to Borrowers under the Revolving Line exceed the Revolving Line Limit as set forth in Subsection 3.1(b). Within such limits, the Borrowers may borrow, repay, and reborrow hereunder, from the date of this Agreement until the Revolving Line Termination Date.

         (b) In no event shall the aggregate amount advanced to Borrowers under the Revolving Line exceed Four Million Five Hundred Thousand Dollars ($4,500,000.00) at any one time outstanding (the "Revolving Line Limit").

         3.2 All borrowings under the Revolving Line shall be evidenced by the Note and by entering such advances as debits to Borrowers' Loan Account. Bank also shall record in Borrowers' Loan Account other charges, expenses, and items properly chargeable to Borrowers hereunder, all payments made by such Borrowers on account of its indebtedness hereunder, and other appropriate debits and credits. The debit balance of Borrowers' Loan Account shall reflect the amount of Borrowers' indebtedness under the Revolving Line from time to time hereunder.

LOAN AND SECURITY AGREEMENT-PAGE 9

Notwithstanding the foregoing, no failure by Bank to properly reflect any advance actually made or any such charge, expense, or item actually incurred in Borrowers' Loan Account shall relieve Borrowers from its true and correct obligations with respect thereto. At least once each month, Bank shall render a statement of account for Borrowers' Loan Account. Each such statement shall be considered correct and accepted by the Borrowers and conclusively binding upon Borrowers except to the extent that Bank receives a written notice of Borrowers' exceptions within thirty (30) days after such statement has been mailed by ordinary mail to Borrowers.

         3.3 If at any time the sum of the outstanding balance of the Borrowers' Loan Account exceeds the lesser of (i) its Borrowing Base or (ii) Revolving Line Limit, then Borrowers shall remit to Bank immediately good funds sufficient to eliminate such excess. If Borrowers fail to remit to Bank good funds sufficient to eliminate such excess within such time period, Bank may, without further notice to or demand on Borrowers, at Bank's option (in addition to and without waiving any and all other rights and remedies of
Bank) apply against such excess (x) any collections on and Proceeds from Accounts Receivable forwarded to Bank and/or in Bank's possession; (y) any other property of Borrowers and the Proceeds thereof now or hereafter held by Bank (whether for safekeeping, custody, pledge, transmission, collection or otherwise); and (z) Borrowers' deposit balances (general or special) and credits with Bank. Borrowers shall repay to the Bank on the Revolving Line Termination Date the aggregate amount in Borrowers' Loan Account at the close of business on the Revolving Line Termination Date.

         3.4 In the event that the availability of advances expires by the terms of this Agreement, or by the terms of any agreement extending the expiration date of this Agreement, Bank may, in its sole discretion, make requested advances; however, it is expressly acknowledged and agreed that, in such event, Bank shall have the right, in its sole discretion, to decline to make any requested advance and may require payment in full of Borrowers' Loan Account without prior notice to Borrowers and the making of any such advances shall not be construed as a waiver of such right by Bank.

         3.5 The Borrowers shall pay interest on the principal amount of the Revolving Line from time to time at a per annum interest rate set forth in the Note, but in no event shall the interest rate exceed the Maximum Rate.
All payments of principal and interest that are past due shall, at the option of Bank, bear interest at a per annum interest rate equal to the Default Rate.

         3.6 All funds borrowed under the Revolving Line shall be used for working capital and general corporate purposes; however, no more than $3,000,000.00 may be borrowed on the Revolving Line to fund the cost of repurchasing registered stock of Diversified Corporate Resources, Inc. or to fund acquisitions of third parties. Notwithstanding the foregoing, no borrowings shall be made under the Revolving Line for the purpose of acquiring a third party, without the prior written consent of the Bank, which consent may be withheld in Bank's sole discretion.

         3.7 In addition to interest accruing on the Revolving Note and to compensate Bank for maintaining funds available under the Revolving Line, Borrowers shall pay to Bank on

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July 1, 1999 and on the first (1st) day of each third calendar month thereafter, through and including the Revolving Line Termination Date, a commitment fee in the amount of one-quarter percent (1/4%) per annum calculated on the basis of a year of 360 days on the average daily amount of the Available Commitment during the preceding three month period (except that with respect to the fee due on July 1, 1999, such fee shall be calculated for the period beginning on the date of this Agreement through July 1, 1999, and with respect to the fee due on the Revolving Line Termination Date, such fee shall be calculated from the end of the prior period through the Revolving Line Termination Date. "Available Commitment" shall mean at any time an amount equal to $4,500,000.00 minus the outstanding principal balance of the Revolving Note at such time.

         Nothing in this Section shall be deemed to extend the duration of the Loans beyond the times noted in Section 14 hereof.

         SECTION 4.  INSPECTION OF RECORDS; FURTHER ASSURANCE.

         4.1 The Borrowers shall, prior to the funding of the Loan and on a quarterly basis thereafter, allow the Bank, by or through any of its officers, agents, employees, attorneys, or accountants (i) to examine, inspect, or make extracts from the Borrowers' books and records; (ii) to analyze financial statements; and (iii) to arrange for verification of Accounts under reasonable procedures, directly with Account Debtors or by other methods (all the foregoing collectively referred to as "Audits"). Audits by the Bank may be at any time during normal business hours, following the giving by Bank to Borrowers of five (5) days advance notice, unless an Event of Default or event which with notice or passage of time would constitute an Event of Default has occurred, in which event the Audits may be without prior notice to Borrowers. The Borrowers shall pay Bank an annual audit fee determined by Bank in its reasonable discretion, which shall not exceed $1,500.00 per year.

         4.2 Each of Borrowers shall do, make, execute and deliver all such additional and further acts, things, deeds, assurances and instruments which the Bank may require more completely to vest in and assure to the Bank its rights hereunder or in any Collateral.

         SECTION 5.  SECURITY INTEREST OF BANK IN COLLATERAL.

         5.1 As security for the payment and performance of all Liabilities, the Bank shall have and is hereby granted a continuing lien on, a security interest in and a right of set-off against the following Collateral:

         (a) all Accounts of the Borrowers, whether now or hereafter existing, created, arising or acquired;

         (b) all general intangibles of the Borrowers, whether now or hereafter existing, created, arising, or acquired;

LOAN AND SECURITY AGREEMENT-PAGE 11

         (c) all books and records now owned and hereafter acquired relating to any other Collateral and all files, correspondence, computer programs, tapes, disks and related data processing software owned by any of Borrowers or in which any of Borrowers has an interest that contains information concerning or relating to any of the other Collateral or any item thereof; and

         (d) all Proceeds and products of all of the foregoing, including, without limitation, insurance proceeds.

No submission by the Borrowers to the Bank of any schedule or other particular identification of Collateral shall be necessary to vest in the Bank a security interest in each and every item of Collateral now existing or hereafter acquired, but rather, such security interest shall vest in the Bank immediately upon the creation or acquisition of any item of Collateral, without the necessity for any other or further action by the Borrowers or the Bank.

         5.2 To the extent applicable, the Texas Business and Commerce Code governs the security interests provided for herein. In connection therewith, the Borrowers shall take such steps and execute and deliver such financing statements and other papers as the Bank may from time to time request.

         5.3 If, by reason of location of Collateral or otherwise, the creation, validity, or perfection of security interests provided for herein are governed by the law of a jurisdiction other than Texas, the Borrowers shall take such steps and execute and deliver such papers as the Bank may from time to time request to comply with the Uniform Commercial Code, the Uniform Trust Receipts Act, the Factors Lien Act, the Federal Food Security Act, or other laws of other states or jurisdictions. Borrowers hereby appoint and empower Bank, or any employee of Bank which Bank may designate for the purpose, as attorney-in-fact, to execute on its behalf any financing statements which, in Bank's sole judgment, are necessary to be filed in order to perfect or preserve the perfection of Bank's security interests granted hereby.

         5.4 The Borrowers shall not sell (except as expressly permitted in this Agreement), assign, pledge, mortgage, or create or suffer to exist a security interest in any Accounts, Inventory, other Collateral, or any Proceeds or products thereof in favor of any person other than the Bank.

         SECTION 6.  COLLECTION OF ACCOUNTS.

         6.1 (a) Until Borrowers are notified by Bank to the contrary, Borrowers shall have the right to collect Accounts and deposit proceeds received from Account Debtors in operating accounts of Borrowers maintained at the Bank.

             (b) Following the occurrence of an Event of Default or event which following notice or the passage of time would constitute an Event of Default, the Bank may, at its option, notify Borrowers that Borrowers must immediately establish Remittances

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

                  Accounts at the Bank. Thereafter, Borrowers and the Corporate Borrowers shall notify the Bank of such collections as are received pursuant to the provisions of
                  Section 7.1 below and shall hold the proceeds received from collection in trust for the Bank without commingling the same with other funds of the Borrowers and shall turn the same over to the Bank immediately upon receipt in the identical form received. Proceeds so transmitted to the Bank may be handled and administered in and through remittance or special accounts; the maintenance of any such accounts shall be solely for the convenience of the Bank, and Borrowers shall not have any right, title, or interest in or to any such accounts or in the amounts at any time appearing to the credit thereof.

              (c) Bank may following notice to Borrowers apply against the outstanding balance of Borrowers' Loan Account from time to time any collections on and Proceeds from Accounts Receivable forwarded to Bank and/or in Bank's possession (including, without limitation, any such collections and Proceeds in any lock-box, remittance accounts or any operating or other account maintained or to be maintained by or for Borrowers at
                  Bank). Nothing herein shall be deemed to diminish or limit any of Bank's rights or remedies under applicable law or Section 3.3, Section 10, Section 11, or any other Section of this Agreement or otherwise. If no Event of Default has occurred or is continuing hereunder and if there is no excess outstanding balance in Borrowers' Loan Account required to be paid by Borrowers under Section 3.3 hereof, Bank may, at its option, deposit any or all collections on and Proceeds from Accounts Receivable in Bank's possession into the applicable Borrowers' operating account maintained and to be maintained at Bank. Bank shall not be required to credit Borrowers' Loan Account with the amount of any check or other instrument constituting provisional payment until the Bank has received final payment thereof at its office in cash or solvent credits accepted by the Bank.

              (d) Until the Bank requests that Account Debtors on accounts of the Borrowers be notified of the Bank's security interest, the applicable Borrowers shall continue to collect such Accounts. The Borrowers shall, at the request of the Bank, notify the Account Debtors of the security interest of the Bank in any Account and shall instruct Account Debtors to remit payments directly to Bank, and the Bank may itself, at any time, so notify Account Debtors.

         6.2 Borrowers agree that no court action or other legal proceeding or garnishment, attachment, repossession of property, or any other attempt to repossess any merchandise covered by an Account shall be attempted by the Borrowers except by or under the direction of competent legal counsel. Borrowers hereby agree to indemnify and hold the Bank harmless for any loss or liability of any kind or character which may be asserted against the Bank by virtue of any suit filed, process issued, or any repossession or attempted repossession done or attempted by the Borrowers or by virtue of any other endeavors which the Borrowers may make to collect any Accounts or repossess any such merchandise.

LOAN AND SECURITY AGREEMENT-PAGE 13

         SECTION 7.  AFFIRMATIVE COVENANTS.

         Until all indebtedness of Borrowers to Bank has been paid and all Liabilities have been satisfied, Borrowers shall furnish or cause to be furnished to Bank:

         7.1 (a) As soon as available, and in any event within 90 days following the end of Borrowers' fiscal year, an SEC Form 10-K and an audited financial statement for Borrowers on a Combined Basis, prepared by an independent certified public accountant acceptable to Bank, showing the financial condition of Borrowers at the close of such fiscal year and the results of operations during such fiscal year, which financial statements shall be materially complete and correct, prepared in accordance with GAAP, and shall include, but shall not be limited to, an operating statement, an income statement, a balance sheet, a reconciliation of equity amounts, a source and application of funds report, and such other matters as Bank may reasonably request.

             (b) As soon as available, and in any event within 30 days after the filing thereof, a copy of the federal income tax returns of Borrowers and all requests for extensions to the filing thereof.

             (c) As soon as available, and in any event within 45 days following the end of each fiscal quarter, an SEC Form 10-Q and internally prepared financial statements for Borrowers on a Combined Basis, signed by a duly authorized representative, and showing the results of operations during such quarter, which statements shall include, but shall not be limited to, an operating statement, an income statement, a balance sheet, profit and loss statement, and such other matters as Bank may reasonably request.

             (d) As soon as available and in any event within 45 days from the end of each fiscal quarter, a Compliance Certificate in form approved by Bank for the fiscal quarter having then ended.

             (e) As soon as available, and in any event within 30 days following the end of each calendar month, reports (including agings) in form acceptable to Bank of the combined accounts receivable of Borrowers as of the last day of the immediately preceding calendar month, and the period of time which has elapsed with respect to such accounts receivable and accounts payable since the invoice date with respect thereto; provided however, that reports required under this subparagraph may be deferred until 30 days following the end of each fiscal quarter if, as of the due date of such report, no principal is then outstanding under the Note and all accrued interest and other charges are then paid in full.

LOAN AND SECURITY AGREEMENT-PAGE 14

             (f) Together with each request for an advance, or if not previously furnished, within thirty (30) days following the end of each calendar month, a Borrowing Base Report in form approved by Bank, and if request by Bank, with copies of invoice register/sales journal, cash receipts journal and other supporting documentation, as of the last day of the immediately preceding calendar month signed by an authorized officer of Borrowers; provided however, that reports required under this subparagraph may be deferred until 30 days following the end of each fiscal quarter if, as of the due date of such report, no principal is then outstanding under the Note and all accrued interest and other charges are then paid in full.

             (g) if requested by the Bank, monthly, within thirty (30) days following the end of each calendar month, a report reflecting the amount of all deposits to operating accounts, Remittances Accounts (as defined below), if applicable, and other accounts of Borrowers, together with the Accounts and amounts thereof with respect to which deposits were made; provided however, that the Bank may, following the occurrence of an Event of Default or event which following notice or the passage of time would constitute an Event of Default, at its option, require Borrowers to establish a remittances account maintained by and in the name of the Bank (the "Remittances Account") for the deposit of each and every remittance with respect to the Accounts, and in such event, the Borrowers shall provide contemporaneously with each and every remittance with respect to the Accounts and upon each deposit of funds to the Remittances Account to the Bank, a report reflecting the amount of all such remittances, the Accounts and amounts thereof with respect to which such remittances were made.

             (h) Such other documents, instruments, data, or information of any type reasonably requested by Bank with respect to the accounts receivable, collections, remittances and any other Collateral.

         7.2 The Borrowers shall (a) maintain insurance in form, amount, and substance acceptable to Bank including, without limitation, extended multi-peril hazard, worker's compensation, and general liability insurance written by companies reasonably acceptable to Bank upon all facets of its business and its property, of such character and amounts as are usually maintained by companies engaged in like business; (b) furnish to Bank, upon request, a statement of the insurance coverage; (c) obtain other or additional insurance promptly, upon request of Bank, to the extent that such insurance may be available; and (d) cause Bank to be named as loss payee as to any property constituting Collateral hereunder, pursuant to a loss payable endorsement in form acceptable to Bank.

         7.3 The Borrowers shall maintain with Bank their primary operating and depository accounts ("Depository Accounts"), and Bank, at Bank's option, may make all advances hereunder into Borrowers' Depository Accounts, and Borrowers expressly agrees that Bank may, at Bank's option, debit against any such Depository Accounts any and all sums, amounts, charges, and payments due under or in connection with the Loans and/or the Note.

LOAN AND SECURITY AGREEMENT-PAGE 15

         7.4 The Borrowers do and shall at all times comply with all present and future laws, ordinances, rules, and regulations (of any governmental authority or entity) applicable to, governing or affecting the Borrowers, their operations, their property, the Collateral, or any part of any of the foregoing, and shall immediately notify Bank of any and all alleged or asserted violations of any such law, ordinance, or regulation.

         7.5 Borrowers shall at the time of their first knowledge or notice immediately notify Bank in writing of (i) the occurrence of any event or the existence of any event, circumstance, or condition which constitutes or upon notice or lapse of time would constitute an Event of Default under the terms of this Agreement and (ii) any other information that may adversely affect in any material manner the assets of Borrowers including, but not limited to, the filing of any lawsuit against or involving Borrowers.

         7.6 Borrowers shall defend, indemnify and hold harmless Bank of and from any and all loss, cost, damage or expense, of every kind and nature, including reasonable attorneys' fees, which Bank could or might incur by reason of any violation of any laws by Borrowers or by any predecessors or successors in title to any property of the Borrowers.

         Nothing in this Section shall be deemed to extend the duration of the Loans beyond the times noted in Section 14 hereof.

         SECTION 8.  NEGATIVE COVENANTS.

         8.1 The Borrowers shall not create or permit the creation or continuance of any lien, charge, encumbrance, or other interest upon any of their property, except for liens (collectively, "Permitted Liens") (a) for taxes, assessments or governmental charges not yet payable; (b) of landlords and vendors arising in the ordinary course of business for sums not yet due;
(c) for purchase money security interests in vehicles and equipment properly perfected; and (d) approved in advance in writing by Bank or listed on EXHIBIT C attached hereto.

         8.2 Without Bank's prior written consent, none of the Borrowers shall borrow any money, or otherwise directly or indirectly incur indebtedness, in an amount greater than $1 million in the aggregate, other than for trade credit in the ordinary course of business, the existing indebtedness listed on EXHIBIT C attached hereto and debt to its subordinated creditors that is expressly and validly subordinated to the Liabilities pursuant to documents in form and substance acceptable to Bank, and none of the Borrowers shall guarantee, endorse, or assume, either directly or indirectly, any indebtedness of any other corporation, person, or entity.

         8.3 None of the Borrowers shall liquidate, or discontinue or materially reduce its normal operations with intention to liquidate, and shall not merge or consolidate with or into any corporation, partnership, or other entity, or sell, lease, transfer, or otherwise dispose of all or any substantial part of its assets, or any of its Accounts. None of the Borrowers shall cause, allow, or suffer to occur a material change in the ownership, nature, or management of the applicable

LOAN AND SECURITY AGREEMENT-PAGE 16

Borrowers or its business without the Bank's prior written consent. None of the Borrowers will change its name or identity without notifying Bank of such change in writing at least thirty (30) days prior to the effective date of such change, and the applicable Borrowers will take all steps necessary prior to any such change to maintain at all times the priority and validity of all liens and security interests contemplated by this Agreement.

         8.4 Diversified Corporate Resources, Inc. shall not declare, make or pay any dividends, bonuses or other distributions to any shareholder or affiliate upon their outstanding shares in excess of $1,000,000.00 in each fiscal year.

         8.5 Without Bank's prior written consent, Borrowers shall not make in any calendar year capital expenditures or contracts for capital expenditures together aggregating in excess of $2,000,000.00.

         8.6 Borrowers shall not cause, allow, or suffer to occur their Net Worth (on a Combined Basis) to be less than $8,900,000.00 at any time.

         8.7 Borrowers and the Corporate Borrowers shall not cause, allow or suffer to occur their Interest Coverage Ratio (on a Combined Basis) to be less than 2.0 to 1.0.

         Nothing in this Section shall be deemed to extend the duration of the Loans beyond the times noted in Section 14 hereof.

         SECTION 9.  EVENTS OF DEFAULT; ACCELERATION.

         Any or all of the liabilities of Borrowers to the Bank, including, without limitation, the Note and the Liabilities, shall all be, at the option of the Bank and notwithstanding any time or credit allowed by any instrument evidencing a Liability, immediately due and payable without notice or demand, and the obligation of the Bank to make advances hereunder shall immediately cease and terminate upon the occurrence of any of the following, which shall be considered Events of Default:

         (a) default in the payment or performance, when due or payable, of any Liability of Borrowers, or of any Liability or obligation of any endorser, guarantor, or surety for any Liability of the Borrowers to the Bank;

         (b) failure by any of Borrowers to perform any act or obligation imposed hereby, or in any other agreement to which Bank and any Borrowers are parties, or any Borrower's failure to abide by the terms of this Agreement, or any other document or instrument executed in connection herewith, or in any other agreement to which Bank and any Borrowers are parties and such failure continues for fifteen (15) days following the giving of notice thereof by Bank to Borrowers;

LOAN AND SECURITY AGREEMENT-PAGE 17

         (c) failure of any of Borrowers to pay when due any taxes, including without limitation federal income and FICA taxes and state and local sales and property taxes, each with the appropriate taxing authorities and as required by law;

         (d) if any warranty or representation contained herein shall prove false or misleading or if any of Borrowers, or any endorser, guarantor, or surety for any Liability of the Borrowers to the Bank makes any other misrepresentation to the Bank for the purpose of obtaining credit or any extension of credit;

         (e) failure of any of Borrowers, or any endorser, guarantor, or surety for any Liability of the Borrowers to the Bank, after request by the Bank, to furnish financial information or to permit the inspection of the books or records or Collateral of Borrowers, endorser, guarantor, or surety for any Liability of the Borrowers to the Bank;

         (f) issuance of an injunction or attachment against property of any of the Borrowers;

         (g) calling of a meeting of creditors, appointment of a committee of creditors or liquidation agents, or offering of a composition or extension to creditors by, for or of any of Borrowers, or any endorser, guarantor, or surety for any Liability of the Borrowers to the Bank;

         (h) bankruptcy or Insolvency of any of Borrowers or of any endorser, guarantor, or surety for any Liability of the Borrowers to the Bank;

         (i) any material change in the nature or executive management of any of Borrowers or its business without the prior written consent of the Bank;

         (j) any of Borrowers' failure to maintain any insurance required hereunder or pay any premium on (i) any insurance policy assigned to the Bank, or (ii) any insurance covering any Collateral;

         (k) fraud or misrepresentation by or on behalf of any of Borrowers in its transactions with the Bank;

         (l) violation of any affirmative or negative covenant recited in
             Section 7 or Section 8 hereof or violation of or failure to abide by any other provision of this Agreement;

         (m) any default or event of default under the Note, or any other document or agreement executed in connection herewith, or any other document or agreement to which any of Borrowers and Bank are parties;

         (n) any endorser, guarantor, or surety for any Liability terminates or attempts to terminate a guaranty or other agreement with Bank, whether or not such

LOAN AND SECURITY AGREEMENT-PAGE 18
             termination or attempted termination constitutes a breach under such guaranty or other agreement;

         (o) if a judgment against any of Borrowers remains unpaid, unstayed, or undismissed for a period of more than ten (10) days;

         (p) if any of Borrowers discontinues doing business for any reason;
             or

         (q) if any event occurs that, under any agreement to which any of Borrowers is a party, grants the option to the holder of indebtedness of such Borrower to accelerate such indebtedness;

         SECTION 10.  POWER TO SELL OR COLLECT COLLATERAL; REMEDIES CUMULATIVE.

         10.1 Upon the occurrence of any one or more of the above Events of Default and at any time thereafter (such defaults not having been previously cured), the Bank shall have, in addition to all other rights and remedies, the remedies of a secured party under the Texas Business and Commerce Code (regardless of whether the Uniform Commercial Code has been enacted in the jurisdiction where rights or remedies are asserted), including, without limitation, the right to take possession of the Collateral, and for that purpose the Bank may, so far as the Borrowers can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom or take possession of same and store same on such premises pending disposition under the terms of this Agreement or applicable law. The Bank may require the Borrowers to assemble the Collateral and make it available to the Bank at a place designated by the Bank which is reasonably convenient to both parties. Unless the Collateral is perishable or threatens to decline speedily in value or is to a type customarily sold on a recognized market, the Bank shall give to the Borrowers at least five (5) days' written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made, which time period shall be deemed for all purposes to be commercially reasonable. The Bank may, at any time in its discretion, transfer any securities or other property constituting Collateral into its own name or that of its nominee, and receive the income thereon and hold the same as security for the Liabilities or apply it on principal or interest due on Liabilities. Insofar as Collateral shall consist of Accounts, insurance policies, instruments, chattel paper, choices in action, or the like, the Bank may demand, collect, receipt for, settle, compromise, adjust, sue for, release, extend the time of payment, make allowances and adjustments, foreclose, or realize upon Collateral as the Bank may determine, whether or not Liabilities or Collateral are then due, and for the purpose of realizing the Bank's rights therein, the Bank may receive, open, and dispose of mail addressed to the Borrowers and endorse notes, checks, drafts, money orders, documents of title, or other evidences of payment, shipment, or storage or any form of Collateral on behalf of and in the name of the Borrowers.

         10.2 No right, power, or remedy conferred in this Agreement, the Note, or any other agreement executed in connection herewith or any other document or agreement to which any of Borrowers and Bank are parties, or now or hereafter existing at law, in equity, or admiralty, by

LOAN AND SECURITY AGREEMENT-PAGE 19
statute or otherwise, shall be exclusive, and each such right, power, or remedy, shall, to the full extent permitted by law, be cumulative and in addition to every other such right, power, or remedy.

         10.3 The sale by Bank of less than the whole of the Collateral shall not exhaust the rights of Bank hereunder, and Bank is specifically empowered to make successive sales hereunder until the whole of the Collateral shall be sold. If the proceeds of any sale of less than the whole of the Collateral shall be less than the aggregate of the Liabilities, this Agreement and the security interests created hereby shall remain in full force and effect as to the unsold portion of the Collateral just as though no sale had been made, provided, however, that the Borrowers shall never have any right to require sale of less than the whole of the Collateral but Bank shall have the right, at its sole election, to sell less than the whole of the Collateral.

         10.4 Bank may resort to any security given by this Agreement or to any other security now existing or hereafter given to secure the payment of Borrowers' Liabilities, in whole or in part, and in such portions and in such order as may seem best to Bank in its sole discretion, and any such action shall not in any way be considered as a waiver of any of the rights, benefits, or security interests evidenced by this Agreement.

         10.5 Bank may, at all times, proceed directly against any of Borrowers to enforce payment of Borrowers' Liabilities and shall not be required first to enforce its rights in the Collateral or any other security granted to it. Bank shall not be required to take any action of any kind to preserve, collect, or protect Borrowers' rights in the Collateral or any other security granted to it.

         SECTION 11.  DEPOSITS.

         Bank, any participant, and any other holder of all or any part of the Liabilities are hereby given a continuing lien as additional security for all Liabilities hereunder upon any and all moneys, securities, and other property of the Borrowers, and the Proceeds thereof, now or hereafter held or received by or in transit to Bank, such participant, or such holder from or for the Borrowers, whether for safekeeping, custody, pledge, transmission, collection, or otherwise, and also upon any and all deposit balances (general or special) and credits of the Borrowers with, and any and all claims of the Borrowers against Bank, such participant, or such holder at any time existing, and upon an event of default hereunder, Bank, such participant, or such holder may apply or set off the same against the Liabilities and indebtedness hereby secured, without notice and without liability. The Borrowers agree that any other person or entity purchasing a participation from Bank may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such person or entity was the direct creditor of the Borrowers in the amount of such participation.

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

         SECTION 12.  WAIVERS.

         Borrowers and each guarantor, accommodation party, surety, endorser, or other person or entity liable for the payment or collection of the Liabilities expressly waive demand, presentment for payment, notice of protest, notice of intent to accelerate, notice of acceleration, notice of acceptance of this Agreement, and notice of loans made, credit extended, Collateral received or delivered, or other action taken in reliance hereon and all other demands and notices of any description. With respect both to the Liabilities and Collateral, the Borrowers consent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange, or release of any or all of the Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payments thereon and the settlement, compromising, or adjusting of any thereof, all in such manner and at such time or times as the Bank may deem advisable. The Bank shall have no duty as to the collection or protection of any or all of the Collateral or any income thereon, nor as to the preservation of any rights pertaining thereto beyond the safe custody of Collateral without resorting or regard to other collateral or sources of reimbursement for the Liabilities. The Bank shall not be deemed to have waived any of its rights upon or under any of the Liabilities or Collateral unless such waiver be in writing and signed by the Bank. No course of dealing and no delay or omission on the part of the Bank in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any further occasion. All rights and remedies of the Bank with respect to Liabilities or Collateral, whether evidenced hereby or by any other instrument or paper, shall be cumulative and may be exercised singly or concurrently.

         SECTION 13.  EXPENSES; PROCEEDS OF COLLATERAL.

         Borrowers shall pay all expenses, including without limitation, reasonable legal expenses, incurred by Bank from time to time in connection with the preparation, administration, amendment or modification of this Agreement, the Note, and other documents executed in connection with the creation of the Loans and those associated with the perfection and creation of the security interests granted pursuant hereto. The Borrowers shall pay to the Bank on demand any and all expenses and costs of collection, including, without limitation, reasonable counsel fees, incurred or paid by the Bank in protecting or enforcing its rights upon or with respect to any of the Liabilities or the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale of Liabilities or Collateral shall be applied to the payment of principal or interest on Liabilities in such order or preference as the Bank may determine, proper allowance for interest on Liabilities not then due being made, and any excess shall be returned to the Borrowers, and the Borrowers shall remain liable for any deficiency.

         SECTION 14.  DURATION; EXTENSION.

         The Revolving Line shall terminate on the Revolving Line Termination Date; however, the parties recognize that they may wish to extend the expiration date by mutual agreement. The termination or expiration of the Revolving Line shall in no way affect any transactions entered

LOAN AND SECURITY AGREEMENT-PAGE 21
into or rights created or obligations incurred prior to such termination or expiration; rather, such rights and obligations shall be fully operative until the same are fully disposed of, concluded, and/or liquidated. Without limiting the generality of the foregoing, such termination or expiration shall not release nor diminish any of the Borrowers' obligations and agreements hereunder until payment in full of all of the Liabilities under this Agreement and all other sums and amounts payable under or pursuant to this Agreement. This Agreement shall be a continuing agreement in every respect. No modification or amendment of this Agreement or extension of the Revolving Line Termination Date shall be effective unless placed in writing and duly executed by Bank and Borrowers.

         SECTION 15.  GENERAL.

         15.1 Any demand upon or notice to a party shall be effective upon delivery if such notice is given personally, or upon dispatch if deposited in the mails or delivered to a telegraph, wireless, or radio company addressed to the other party at the mailing address shown below or, if a party has notified the other party in writing of a change of address, to the party's last address so notified. Demands or notices addressed to the Borrowers' addresses at which the Bank customarily communicates with the Borrowers also shall be effective.

         IF TO BANK:

         Compass Bank
         P. O. Box 650561
         Dallas, Texas  75265-0561
         Attention:  Jack F. Roberson

         IF TO BORROWERS:

         Diversified Corporate Resources, Inc.
         12801 N. Central Exp., Suite 350
         Dallas, Texas  75243
         Attn:  M. Ted Dillard

         Management Alliance Corporation
         12801 N. Central Exp., Suite 350
         Dallas, Texas  75243
         Attn: M. Ted Dillard

         Information Systems Consulting Corp.
         12801 N. Central Exp., Suite 350
         Dallas, Texas  75243
         Attn: M. Ted Dillard

LOAN AND SECURITY AGREEMENT-PAGE 22

         Texcel Services, Inc.
         12801 N. Central Exp., Suite 350
         Dallas, Texas  75243
         Attn: M. Ted Dillard

         Train International, Inc.
         12801 N. Central Exp., Suite 350
         Dallas, Texas  75243
         Attn: M. Ted Dillard

         Geier Assessment and Performance Systems, Inc.
         12801 N. Central Exp., Suite 350
         Dallas, Texas  75243
         Attn: M. Ted Dillard

         15.2 If at any time or times by assignment or otherwise the Bank transfers any of the Liabilities (either separately or together with the Collateral therefor), such transfer shall carry with it the Bank's powers and rights under this Agreement with respect to the Liabilities and Collateral transferred, and the transferee shall become vested with said powers and rights whether or not they are specifically referred to in the transfer. If and to the extent the Bank retains any other of the Liabilities or Collateral, the Bank will continue to have the rights and powers herein set forth with respect thereto.

         15.3 This Agreement and all rights and obligations hereunder, including matters of construction, validity, and performance, shall be governed by the laws of the State of Texas, except that Finance Code, Section 346, of Vernon's Texas Codes Annotated, which regulates certain revolving credit loan accounts and revolving tri-party accounts, shall not apply to this Agreement, the Note, the Revolving Line, or any transaction contemplated hereby. Unless changed in accordance with law, the applicable rate under Texas law shall be the indicated rate ceiling from time to time in effect as provided in Tex. Rev. Civ. Stat. Ann. art. 5069-1D.001.

         15.4 This Agreement is performable in Dallas County, Texas, and any action brought for the enforcement or construction of any term of this Agreement or any of the Notes or other instruments executed in connection herewith shall be brought in a court of appropriate jurisdiction in Dallas County, Texas.

         15.5 It is the intention of the Bank and the Borrowers to conform strictly to any applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious under any applicable law, then, in that event, notwithstanding anything to the contrary in this Agreement, the Note or any other agreement or instrument entered into in connection with or as security for or guaranteeing this Agreement or the Note, it is agreed as follows: (i) the aggregate of all consideration that constitutes interest under applicable law that is contracted for, taken, reserved, charged, or received by the Bank under this Agreement, the Note, or under any other agreement entered into in connection with or as security for or guaranteeing this Agreement or

LOAN AND SECURITY AGREEMENT-PAGE 23
the Note shall under no circumstances exceed the Highest Lawful Rate (as defined below), and any excess shall be canceled automatically and, if theretofore paid, shall, at the option of the Bank, be credited by the Bank on the principal amount of any indebtedness owed to the Bank by the Borrowers or refunded by the Bank to the Borrowers, and (ii) in the event that the maturity of the Note or any other of the Liabilities are accelerated or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to the Bank may never include more than the Highest Lawful Rate and excess interest, if any, provided for in this Agreement or the Note or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall, at the option of the Bank, be credited by the Bank on the principal amount of any indebtedness owed to the Bank by the Borrowers or refunded by the Bank to the Borrowers.

         15.6 Notwithstanding anything herein to the contrary, in no event will interest payable to the Bank exceed the maximum amount permitted by the law applicable to the Bank (after taking into account all charges payable to the Bank that constitute interest under such applicable law), but if any amount referred to in any of this Agreement, the Note, or any other agreement or instrument to which Bank and the Borrowers are parties that would be payable to the Bank but for the applicability of usury or other laws limiting the consideration payable to the Bank is not paid to the Bank as a result of the applicability of such laws, then interest on the outstanding principal balance of the Liabilities payable to the Bank shall, to the extent permitted by law, accrue at the Highest Lawful Rate (after taking into account all charges payable to the Bank that constitute interest under applicable law) until the total amount received by the Bank equals the amount it would have received had no such laws been applicable.

         15.7 "HIGHEST LAWFUL RATE" means the maximum non-usurious interest rate (computed on the basis of a year of 365 or 366 days, as applicable) that at any time or from time to time may be contracted for, taken, reserved, charged or received on amounts due to the Bank, under laws applicable to the Bank that are presently in effect or, to the extent allowed by law, under such applicable laws which allow a higher maximum non-usurious rate than applicable laws now allow.

         15.8 This Agreement and the documents delivered hereunder or in connection herewith contain the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements relating to the subject matter hereof and thereof. In the event of actual conflict in the terms and provisions of this Agreement and any of such documents or any other instrument or agreement executed in connection with this Agreement or described or referred to in this Agreement, the terms and provisions of this Agreement shall control. No modification, consent, amendment or waiver or any provision of this Agreement, nor consent to any departure by Borrowers therefrom, shall be effective unless the same shall be in writing and signed by Bank, and then shall be effectively only in the specific instance and for the purpose for which given. This Agreement is binding upon Borrowers, their successors and assigns, and inures to the benefit of Bank, its successors and assigns. All representations and warranties of Borrowers herein, and all covenants and agreements herein or in any document

LOAN AND SECURITY AGREEMENT-PAGE 24
delivered hereunder or in connection herewith that are not fully performed before the effective date of this Agreement, shall survive such date.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                   BORROWERS:

                                   DIVERSIFIED CORPORATE RESOURCES,
                                   INC., a Texas corporation


                                   By:
                                      -----------------------------------------
                                            M. Ted Dillard, President


                                   MANAGEMENT ALLIANCE CORPORATION,
                                   a Texas corporation


                                   By:
                                      -----------------------------------------
                                            M. Ted Dillard, Vice President


                                   INFORMATION SYSTEMS CONSULTING
                                   CORP., a Texas corporation

                                   By:
                                      -----------------------------------------
                                            M. Ted Dillard, Vice President


                                   TEXCEL SERVICES, INC.,
                                   a Pennsylvania corporation


                                   By:
                                      -----------------------------------------
                                            M. Ted Dillard, Vice President

LOAN AND SECURITY AGREEMENT-PAGE 25

                                   TRAIN INTERNATIONAL, INC.,
                                   a Texas corporation


                                   By:
                                      -----------------------------------------
                                            M. Ted Dillard, Vice President


                                   GEIER ASSESSMENT AND PERFORMANCE
                                   SYSTEMS, INC., a Texas corporation


                                   By:
                                      -----------------------------------------
                                            M. Ted Dillard, Vice President


                                   BANK:

                                   COMPASS BANK


                                   By:
                                      -----------------------------------------
                                             Jack F. Roberson
                                    Its:     Senior Vice President


LOAN AND SECURITY AGREEMENT-PAGE 26

                                    EXHIBIT A

                    Offices and Other Locations of Borrowers




         1.       Location(s) at which records regarding Accounts are kept:








         2.       Chief executive office:





EXHIBIT A TO LOAN AND SECURITY AGREEMENT - PAGE 1

                                    EXHIBIT B

                          Actions, Suits & Proceedings





EXHIBIT B TO LOAN AND SECURITY AGREEMENT - PAGE 1

                                    EXHIBIT C

                   Schedule of Certain Indebtedness and Leases



                                    ATTACHED




EXHIBIT C TO LOAN AND SECURITY AGREEMENT - PAGE 1